                       COMPANY:  WORLD OF SCIENCE, INC.
                                  TICKER: WOSI
                                 EXCHANGE:  NMS

                                FORM-TYPE:  10-K
          Exhibit 11.  Statement re Computation of Per Share Earnings


                          FILING-DATE:  April 30, 1999

                                  Exhibit 11.1

                             WORLD OF SCIENCE, INC.
                      COMPUTATION OF PER SHARE NET INCOME
                     (In thousands, except per share data)


                                                                 Year  Ended
                                                                 -----------

                                              January 30, 1999  January 31, 1998   February 1, 1997
                                              ----------------  ----------------   ----------------
Basic Earnings Per Share:
Net earnings                                        $1,520             $1,760            $1,736
                                                    ------             ------            ------
Weighted average common shares outstanding           4,947              4,362             3,482
Basic earnings per share                            $ 0.31             $ 0.40            $ 0.50
                                                    ======             ======            ======
Diluted Earnings Per Share:
Net earnings                                        $1,520             $1,760            $1,736
                                                    ------             ------            ------
Weighted average common shares outstanding           4,947              4,362             3,482
Dilutive effect of outstanding stock options            17                 83                40
                                                    ------             ------            ------
                                                     4,964              4,445             3,522

Diluted earnings per share                          $ 0.31             $ 0.40            $ 0.49
                                                    ======             ======            ======



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